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                                                                    EXHIBIT 99.4

                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                         LEVIATHAN FINANCE CORPORATION

                               LETTER TO CLIENTS
                                      FOR
                           TENDER OF ALL OUTSTANDING
              10 3/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2009
                                IN EXCHANGE FOR
              10 3/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2009
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

             THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK

           CITY TIME, ON MONDAY, SEPTEMBER 27, 1999, UNLESS EXTENDED

                            (THE "EXPIRATION DATE").
                  NOTES TENDERED IN THE EXCHANGE OFFER MAY BE
               WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK
                       CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:


     We are enclosing a prospectus, dated August 27, 1999, of Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership, and Leviathan Finance Corporation, a Delaware corporation (together, "Leviathan"), and a related Letter of Transmittal (which together constitute the "exchange offer") relating to the offer by Leviathan to exchange its 10 3/8% Series B Senior Subordinated Notes due 2009 (the "Series B notes"), which have been registered under the Securities Act of 1933, as amended, for a like principal amount of Leviathan's issued and outstanding 10 3/8% Series A Senior Subordinated Notes due 2009 (the "Series A notes"), upon the terms and subject to the conditions set forth in the exchange offer.


     The exchange offer is not conditioned upon any minimum number of Series A notes being tendered.

     We are the holder of record of Series A notes held by us for your account. A tender of such Series A notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Series A notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Series A notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

                                          Very truly yours,

                                          LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                                          LEVIATHAN FINANCE CORPORATION

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     PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE
TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION
DATE.

                 INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK
                           ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:


     The undersigned hereby acknowledges receipt of the prospectus dated August 27, 1999 of Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership, and Leviathan Finance Corporation, a Delaware corporation (together, "Leviathan"), and the accompanying Letter of Transmittal, that together constitute the offer of Leviathan (the "exchange offer") to exchange Leviathan's 10 3/8% Series B Senior Subordinated Notes due 2009 (the "Series B notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of Leviathan's issued and outstanding 10 3/8% Series A Senior Subordinated Notes due 2009 (the "Series A notes"). Certain terms used but not defined herein have the meanings ascribed to them in the prospectus.


     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Series A notes held by you for the account of the undersigned.

     The aggregate face amount of the Series A notes held by you for the account of the undersigned is (fill in amount):

          $--------------- of the 10 3/8% Series A Senior Subordinated Notes due 2009.

     With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

        [ ] To tender the following Series A notes held by you for the account of the undersigned (insert principal amount of Series A notes to be tendered) (if any): $--------------- .

        [ ] not to tender any Series A notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Series A notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

     - the Series B notes acquired in exchange for Series A notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such Series B notes, whether or not the undersigned;

     - the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of Series B notes within the meaning of the Securities Act; and

     - neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of Leviathan or a broker-dealer tendering Series A notes acquired directly from Leviathan.

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     If the undersigned is a broker-dealer that will receive Series B notes for its own account in exchange for Series A notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Series B notes.

                                   SIGN HERE

Name of beneficial owner(s): ---------------------------------------------------

Signature(s): ------------------------------------------------------------------

Name(s): -----------------------------------------------------------------------
                                 (please print)

Address: -----------------------------------------------------------------------

Telephone Number: --------------------------------------------------------------

Taxpayer Identification or Social Security Number: -----------------------------

Date: --------------------------------------------------------------------------

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